FORM OF
                                  AMENDMENT TO
                          FUND ADMINISTRATION AGREEMENT

     This Amendment dated as of January 1, 2001, is to the Fund Administration Agreement made as of October 1, 1996, and subsequently amended and retated
December 31, 1996 and February 21, 1997 (the "Agreement") by and between Franklin Templeton Services, Inc., a U.S. registered investment adviser and Florida corporation (the "Administrator") and Templeton Institutional Funds, Inc. (the "Compnay").

                                   WITNESSETH:

     WHEREAS, both Administrator and the Company wish to amend the Agreement;

     WHEREAS, the Administrator merged into FRANKLIN TEMPLETON SERVICES, LLC, a Delaware limited liability company, a successor entity, on January 1, 2001;

     NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

     1. Administrator's name is henceforth to be known as "Franklin Templeton Services, LLC."

     2. All references to the Administrator being a "Florida corporation" in the Agreement are hereby changed to a "Delaware limited liability company."

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.


                                    FRANKLIN TEMPLETON SERVICES, LLC


                                    By:_______________________________________
                                            Jimmy D. Gambill
                                            President

                                    TEMPLETON INSTITUTIONAL FUNDS, INC.


                                    By:_______________________________________
                                            Donald F. Reed
                                            President